ASSET PURCHASE AGREEMENT
                            ------------------------


                                     BETWEEN


                                AUDIOSOURCE, INC.


                                       AND


                        PHOENIX GOLD INTERNATIONAL, INC.



                             AS OF DECEMBER 15, 2000

                                TABLE OF CONTENTS

                                                                        PAGE NO.

SECTION 1.  SECTION 1: DEFINITIONS............................................1
- ----------  -----------------------

  1.1  Accounts Receivable....................................................1
  ---  --------------------
  1.2  Business...............................................................1
  ---  ---------
  1.3  Assets.................................................................1
  ---  -------
  1.4  Assumed Liabilities....................................................1
  ---  --------------------
  1.5  Closing................................................................2
  ---  --------
  1.6  Closing Date...........................................................2
  ---  -------------
  1.7  Code...................................................................2
  ---  -----
  1.8  Excluded Assets........................................................2
  ---  ----------------
  1.9  Financial Statements...................................................2
  ---  ---------------------
  1.10 Intellectual Property..................................................3
  ---- ----------------------
  1.11 Inventory..............................................................3
  ---- ----------
  1.12 Other Agreements.......................................................3
  ---- -----------------
  1.13 Other Assets...........................................................3
  ---- -------------
  1.14 Purchase Price.........................................................3
  ---- ---------------
  1.15 Tangible Personal Property.............................................3
  ---- ---------------------------

SECTION 2.  PURCHASE AND SALE OF ASSETS.......................................4
- ----------  ----------------------------

  2.1  Purchase and Sale......................................................4
  ---  ------------------
  2.2  As Is Condition of Assets..............................................4
  ---  --------------------------
  2.3  Excluded Liabilities...................................................4
  ---  ---------------------

SECTION 3.  PURCHASE PRICE....................................................4
- ----------  ---------------

  3.1  Purchase Price.........................................................4
  ---  ---------------
  3.2  Inventory Valuation....................................................4
  ---  --------------------
  3.3  Warranty Claims........................................................5
  ---  ----------------
  3.4  Payment of the Purchase Price..........................................5
  ---  ------------------------------
  3.5  Open Purchase Orders...................................................5
  ---  ---------------------
  3.6  Post-Closing Adjustment for Accounts Receivable........................5
  ---  ------------------------------------------------

SECTION 4.  OPERATIONS THROUGH CLOSING........................................6
- ----------  ---------------------------

SECTION 5.  CLOSING...........................................................6
- ----------  --------

  5.1  Location and Time......................................................6
  ---  ------------------
  5.2  Closing Documents and Deliveries.......................................6
  ---  ---------------------------------
  5.3  Transaction Costs......................................................7
  ---  ------------------
  5.4  Risk of Loss...........................................................7
  ---  -------------

SECTION 6.  REPRESENTATIONS AND WARRANTIES....................................7
- ----------  -------------------------------

  6.1  Representations and Warranties of Seller...............................7
  ---  -----------------------------------------
  6.2  Representation and Warranties of Buyer................................10
  ---  ---------------------------------------

SECTION 7.  CONDITIONS PRECEDENT.............................................11
- ----------  ---------------------
                                       i

  7.1  Conditions Precedent to Buyer's Obligations...........................11
  ---  --------------------------------------------
  7.2  Conditions Precedent to Seller's Obligations..........................11
  ---  ---------------------------------------------
  7.3  Satisfying Conditions Precedent.......................................11
  ---  --------------------------------

SECTION 8.  REGULATORY AND OTHER APPROVALS...................................12
- ----------  -------------------------------

  8.1  Governmental and Third-Party Approvals................................12
  ---  ---------------------------------------
  8.2  Cooperation...........................................................12
  ---  ------------

SECTION 9.  EMPLOYEES, SALES REPS; NONCOMPETITION............................12
- ----------  --------------------------------------

  9.1  No Assumption of Employees or Benefit Plans...........................12
  ---  --------------------------------------------
  9.2  Sales Representatives.................................................12
  ---  ----------------------
  9.3  Noncompetition........................................................12
  ---  ---------------

SECTION 10.   INDEMNIFICATION AND CLAIMS.....................................13
- -----------   ---------------------------

  10.1 Indemnification by Seller.............................................13
  ---- --------------------------
  10.2 Indemnification by Buyer..............................................13
  ---- -------------------------

SECTION 11.   MUTUAL COOPERATION.............................................13
- -----------   -------------------

  11.1 Access to Books and Records...........................................13
  ---- ----------------------------
  11.2 Cooperation in Handling Disputes......................................13
  ---- ---------------------------------

SECTION 12.   TERMINATION AND DEFAULT........................................14
- -----------   ------------------------

  12.1 Right to Terminate....................................................14
  ---- -------------------
  12.2 Default...............................................................14
  ---- --------

SECTION 13.   NOTICES........................................................14
- -----------   --------

SECTION 14.   MISCELLANEOUS..................................................15
- -----------   --------------

  14.1 Entire Agreement......................................................15
  ---- -----------------
  14.2 Successors and Assigns................................................15
  ---- -----------------------
  14.3 Forms and Exhibits....................................................15
  ---- -------------------
  14.4 Brokers...............................................................15
  ---- --------
  14.5 Announcements.........................................................16
  ---- --------------
  14.6 Rights and Remedies...................................................16
  ---- --------------------
  14.7 Amendments............................................................16
  ---- -----------
  14.8 Survival..............................................................16
  ---- ---------
  14.9 Interpretation and Construction.......................................16
  ---- --------------------------------
  14.10  Governing Law.......................................................16
  -----  --------------
  14.11  Litigation Costs....................................................17
  -----  -----------------
  14.12  Resolution of Disputes..............................................17
  -----  -----------------------

SECTION 15.   TAX ADMINISTRATION.............................................17
- -----------   -------------------

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT ("AGREEMENT") is dated for convenience as of December 15, 2000 by and among AUDIOSOURCE, INC., a California corporation ("SELLER") NORMAN J. OLSON, the sole shareholder of Seller ("SHAREHOLDER"), and PHOENIX GOLD INTERNATIONAL, INC., an Oregon corporation ("BUYER").

                                    RECITALS:

      A. Seller is the owner of a high fidelity products wholesale and distribution business (the "Business").

      B. Seller desires to sell certain assets of the Business to Buyer, and Buyer desires to purchase the assets of the Business from Seller, each upon and subject to the terms and conditions of this Agreement.

      THEREFORE, in consideration of and in reliance upon the terms, covenants and conditions contained in this Agreement and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Seller, Shareholder and Buyer agree as follows:

                             SECTION 1. DEFINITIONS.

     1.1      ACCOUNTS RECEIVABLE.

Accounts Receivable means all rights to payment for goods sold, relating to the Business as of the Closing, and the proceeds thereof, except for any such amounts that form part of the Excluded Assets.

     1.2      BUSINESS.

Business means Seller's high fidelity products wholesale and distribution operations, conducted at 1327 North Carolan Avenue, Burlingame, California 94010.

     1.3      ASSETS.

Assets means the Accounts Receivable, the Inventory, the Other Agreements, the Intellectual Property, the Tangible Personal Property and the Other Assets; provided, however, that in no event shall the Assets include any Excluded Asset.

     1.4      ASSUMED LIABILITIES.

Assumed Liabilities means the liabilities and obligations of Seller under the Other Agreements applicable to the period after Closing to be assumed by Buyer upon Closing.


ASSET PURCHASE AGREEMENT - PAGE 1

     1.5      CLOSING.

Closing means the consummation of the purchase and sale of the Assets as contemplated by this Agreement and the deliveries of the documents as provided for in Section 5.2 herein.

     1.6      CLOSING DATE.

Closing  Date means the date on which the Closing  occurs,  as  provided  for in
Section 5.1 herein.

     1.7      CODE.

Code means the Internal Revenue Code of 1986, as amended.

     1.8      EXCLUDED ASSETS.

Excluded Assets means those assets of Seller having to do with the Business which are identified or referred to as follows:

        (a) tax refunds, if any, for periods prior to or ending upon the Closing Date, and prepaid taxes;

        (b) the rights of Seller applicable to or associated with the obligations and liabilities of Seller which are not Assumed Liabilities;

        (c)      cash, notes, bonds and cash-equivalents;

        (d) all Accounts Receivable which as of the Closing have been outstanding for more than 90 days;

        (e) corporate records of Seller having to do with the corporate organization of Seller, such as its articles of incorporation, by-laws, corporate seal, minute book and the like, and all other books and records of Seller not located at the Business;

        (f)      equipment,  furniture,  vehicles   and  miscellaneous  tangible
personal property (other than the items listed on EXHIBIT 6.1(G)) and the real estate related to the Business; and

        (g)      all insurance policies and contracts and claims thereunder.

     1.9      FINANCIAL STATEMENTS.

Financial   Statements  means  the  Business's  internal  and  unaudited  income statements for the three years ended December 31, 1998 and 1999, and the three quarters ended March 31, 2000; June 30, 2000 and September 30, 2000.


ASSET PURCHASE AGREEMENT - PAGE 2

     1.10     INTELLECTUAL PROPERTY.

The Intellectual Property, identified on EXHIBIT 6.1(J) attached to this Agreement, means the patents, copyrights, trademarks, trade names, service marks, processes, designs, computer software, inventions, trade secrets, know-how, technology and the like used in connection with the Business.

     1.11     INVENTORY.

Inventory means all of raw materials, work in process and finished goods owned by Seller, wherever located, as determined under Section 3.2.

     1.12     OTHER AGREEMENTS.

Other Agreements, identified on EXHIBIT 6.1(K) attached to this Agreement, means all material purchase, service, maintenance and other similar contracts and commitments to the extent related to the Assets, the deposits and booth for the 2000 CES convention, the computer programs and all other contracts and agreements to which Seller is a party or by which it is bound with respect to the Business, and which are not terminable by Buyer after Closing without premium or penalty, including the open purchase orders provided for in Section
3.6 herein, but excluding, for purposes of this definition, any employment agreements and other arrangements relating to employees of Seller and the Excluded Assets.

     1.13     OTHER ASSETS.

Other Assets means permits and registrations pertaining to the Business, the goodwill associated with the Business, the exclusive right of Buyer to represent itself as carrying on the Business conducted by Seller in continuation of and in succession to Seller, and customer and supplier lists, plans (including engineering plans and drawings, production drawings, bills of material, and material specifications), processes, technical know-how and the like used in connection with the Business, and all books and records of every kind or nature whatsoever regarding the Business, including, without limitation, such books and records relating to the purchase of materials, supplies and services, sale of products, dealings with customers and invoices and all sales tax records.

     1.14     PURCHASE PRICE.

Purchase  Price means the  consideration  to be paid by Buyer as  identified  in
Section 3.1.

     1.15     TANGIBLE PERSONAL PROPERTY.

Tangible Personal Property means all tooling, dies, patterns, templates, tools, parts, supplies and other tangible personal property (other than Inventory) which is used by Seller in the Business and is listed on EXHIBIT 6.1(G).


ASSET PURCHASE AGREEMENT - PAGE 3

                    SECTION 2. PURCHASE AND SALE OF ASSETS.

     2.1      PURCHASE AND SALE.

Upon and subject to the terms and conditions of this Agreement, on the Closing Date, Seller shall sell, assign and transfer to Buyer, and Buyer shall purchase and accept, the Assets, and Buyer shall assume and accept the Assumed Liabilities, all as provided for in and pursuant to this Agreement.

     2.2      AS IS CONDITION OF ASSETS.

Buyer acknowledges that, except as specifically provided for in this Agreement, Buyer has not relied on any warranty or representation by Seller or anyone authorized or purporting to represent Seller in connection with the design, construction, condition or value of the Assets and Buyer is buying the Assets in an "As Is, Where Is" condition.

     2.3      EXCLUDED LIABILITIES.

Except as expressly provided for in or pursuant to this Agreement, no liabilities of Seller shall be assumed by Buyer, including, without limitation, any liabilities, known or unknown, liquidated, contingent or otherwise, arising directly or indirectly from the Business prior to Closing, including without limitation any product liability claims with respect to products Seller has sold prior to Closing. Buyer shall not be responsible for any duties, fees or taxes imposed on the Inventory.

                           SECTION 3. PURCHASE PRICE.

     3.1      PURCHASE PRICE.

The Purchase Price is the sum of:

           (i)   the  value of the  Inventory  as  determined  pursuant  to
                 Section 3.2 herein; plus

           (ii)  the  face   amount  as  of  Closing   of  those   Accounts
                 Receivable sold to Buyer; plus

           (iii) $500,000.

     3.2      INVENTORY VALUATION.
Seller  and   Buyer  shall  conduct  a   count  of  inventory  of  the  Business
and an accounting valuation of Seller's raw materials, work in process and finished goods to determine the values for purposes of the Purchase
Price. The calculation to arrive at the amounts of these categories shall be done in a manner consistent with Seller's normal year end closing procedures. Buyer shall be allowed the opportunity to confirm all physical counts, pricing, extension and totaling taken in connection therewith. The aggregate sum of the values of the Inventory, raw materials, work in


ASSET PURCHASE AGREEMENT - PAGE 4
process and finished goods so determined shall be the value of Seller's Inventory determined pursuant to this Section 3.2.

     3.3      WARRANTY CLAIMS.

Buyer agrees to accept routine warranty claims with respect to products which Seller sells prior to Closing. However, Seller indemnify and hold Buyer harmless from any Significant Claims with respect to the Inventory and products sold by Seller prior to Closing. A "Significant Claim" means product warranty claims involving a single product line for which the warranty claims exceed in the aggregate $5,000. Buyer and Seller agree to cooperate in first seeking recovery from the product vendors. If unsuccessful, Seller's indemnification obligation on each Significant Claim shall be for 50% of the loss, and Seller's maximum liability per Significant Claim shall be $10,000. Seller's obligation under this Section shall lapse as of September 30, 2001.

     3.4      PAYMENT OF THE PURCHASE PRICE.

At Closing, Buyer shall pay to Seller the sum of $2,501,406.53 by immediately available funds wired to an account designated in writing by Seller.

     3.5      OPEN PURCHASE ORDERS.

On or before 5:00 p.m. Burlingame, California time on the day prior to Closing, Seller shall deliver to Buyer a list, itemized with reasonable particularity, of any open purchase orders in excess of $5,000 to acquire raw materials, supplies or other personal property for use at the Business. Seller shall make available to Buyer for inspection and copying all documentation with respect to such open purchase orders. All open purchase orders, regardless of whether over or under $5,000 shall be deemed to be Other Agreements and shall be assumed by, and assigned to, Buyer at Closing. The materials and supplies acquired pursuant to open purchase orders are included in Inventory, but shall not be included in the Purchase Price under Section 3.1.

     3.6      POST-CLOSING ADJUSTMENT FOR ACCOUNTS RECEIVABLE.

Seller shall repurchase from Buyer for cash at the face value thereof, any and all Accounts Receivable of Seller purchased by Buyer at the Closing which have not been collected in full within 120 days following the Closing (the "Accounts Receivable Settlement Date"). Buyer, upon the expiration of such 120-day period, shall provide to Seller a list of such Accounts Receivable and the unpaid amounts due thereon and shall assign such remaining balances, without recourse, to Seller against payment therefore in cash. From and after the Closing, and until the Accounts Receivable Settlement Date, unless directed otherwise by the account debtor, Buyer shall apply payments received by Buyer from account debtors of such Accounts Receivable first against payment of the outstanding balances on Accounts Receivable purchased from Seller and next against any subsequent balances arising out of goods or services rendered by Buyer from the Business subsequent to Closing. Buyer will promptly give Seller notice if Buyer learns that any account debtor disputes or challenges any Account Receivable, and Buyer will give Seller the opportunity to participate in the communications regarding the account with the account debtor.


ASSET PURCHASE AGREEMENT - PAGE 5

                     SECTION 4. OPERATIONS THROUGH CLOSING.

Except as otherwise consented to in writing by Buyer, from and after the date of this Agreement and until the Closing, Seller shall: (i) conduct its Business at the Business in the usual and ordinary course of business or as otherwise provided for in or permitted by this Agreement; (ii) use reasonable efforts to preserve and protect the value and utility of the Assets taken as a whole; (iii) not cancel, supplement, amend or otherwise modify any of the Other Agreements identified in EXHIBIT 6.1(K), unless the other party is in default (in which case Seller shall provide to Buyer prompt written notice of any such action on Seller's part); (iv) not acquire any materials, stock or other inventory except for materials routinely acquired in the ordinary course of business; (v) not grant to any of Seller's employees in the Business any increase in salary, wages or benefits except such as may be approved by Buyer after consultation, and (vi) other than in the ordinary course of business, not sell or encumber any of the Assets or remove any of Assets from the Business. Buyer acknowledges that Seller intends to terminate certain employees prior to Closing.

                              SECTION 5. CLOSING.

     5.1      LOCATION AND TIME.

The Closing shall take place at the offices of Seller or its counsel in Burlingame, California, or at such other place as Seller and Buyer shall agree in writing, on the Closing Date. The Closing Date shall be December 15, 2000, or such other time and date as Seller and Buyer may agree in writing.

     5.2      CLOSING DOCUMENTS AND DELIVERIES.

At and conditioned  upon the Closing,  the documents and funds described in this
Section 5.2 shall be delivered by and to Seller and Buyer as hereinafter provided. All transactions consummated at the Closing shall be deemed to have been made simultaneously and no documents or funds shall be deemed to have been delivered until all required documents and funds have been delivered.

        (a) Seller shall execute and deliver to Buyer a bill of sale for the Tangible Personal Property in substantially the form of EXHIBIT 5.2(A) (the "Bill of Sale").

        (b) Seller and Buyer each shall execute and deliver to the other, original counterparts of an assignment and assumption agreement for the Other Agreements and Other Assets in substantially the form of EXHIBIT 5.2(B).

        (c) Seller shall deliver to Buyer a certified copy of resolution(s) adopted by the Board of Directors and Shareholders of Seller authorizing the execution and delivery of this Agreement and the consummation of the transaction as contemplated by this Agreement, together with an opinion of counsel to the effects set forth in EXHIBIT 5.2(C).

        (d)      Buyer  shall   deliver  to  Seller  a   certified   copy  of  a
resolution(s) adopted by the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and


ASSET PURCHASE AGREEMENT - PAGE 6
the  consummation  of  the  transaction  as  contemplated  by   this  Agreement,
together with an opinion of counsel to the effects set forth in EXHIBIT 5.2(D).

        (e) Seller shall deliver to Buyer an updated version of EXHIBIT 6.1(G) attached to this Agreement which shall be used as Exhibit A for the Bill of Sale.

        (f) Seller shall deliver to Buyer possession of the Assets, including any keys, combinations or other means of access to the Assets to the extent in Seller's possession.

        (g) Shareholder shall enter into a Consulting Agreement with Buyer in the form of EXHIBIT 7.1(D).

     5.3      TRANSACTION COSTS.

Notwithstanding anything to the contrary contained in this Agreement, and whether or not the Closing occurs: (a) Seller and Buyer each shall pay the fees and expenses of its attorneys, accountants, consultants and advisors; and (b) Seller shall pay any and all transfer taxes, documentary stamps, sales and use taxes and like taxes imposed by the arising in connection with the transfer of the Assets to Buyer as provided for in this Agreement. Buyer and Seller shall cooperate in identifying and effecting any exemptions available with respect to sales and use taxes.

     5.4      RISK OF LOSS.

The risk of loss with respect to the Assets shall pass to Buyer at Closing, provided, however, Buyer shall not have the right to terminate this Agreement by reason of any such loss occurring prior to Closing unless the uninsured value of the loss is in excess of $50,000.

                   SECTION 6. REPRESENTATIONS AND WARRANTIES.

     6.1      REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller and Shareholder, jointly and severally, warrant, represent and covenant to and with Buyer that:

        (a) ORGANIZATION AND STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite corporate power and authority to own, lease, use and/or operate its assets and to transact its business substantially as heretofore and presently conducted.

        (b) AUTHORIZATION. This Agreement and all other agreements and instruments executed or to be executed by Seller or Shareholder in connection with or pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized and approved on behalf of Seller by all requisite corporate action, and Seller has full corporate power, authority and legal right to enter into this Agreement and carry out all of its obligations under this Agreement.


ASSET PURCHASE AGREEMENT - PAGE 7

        (c) VALIDITY. This Agreement and all other agreements and instruments executed or to be executed by Seller in connection with or pursuant to this Agreement and the consummation of the transaction contemplated by this Agreement constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of Seller and are enforceable against Seller in accordance with their respective terms, subject to bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

        (d) ABSENCE OF CONFLICT. Neither the execution and delivery of this Agreement by Seller and Shareholder nor the performance by Seller and
Shareholder of any of their obligations under this Agreement, nor any action taken or to be taken by Seller or Shareholder pursuant to this Agreement (i) conflicts with or will result in a breach or violation of any article, bylaw, judgment, decree, order, law, injunction, statute, rule or regulation applicable to Seller or Shareholder; or (ii) conflicts with, will constitute a default under, is in breach of, will result in the termination of, or will cause the acceleration of performance required by, the terms of any indenture, instrument or agreement to which it is now a party or by which Seller or Shareholder is bound, the affect of which would be material and adverse to Seller. Except for consents, approvals or authorizations which will have been obtained or actions which will have been taken on or prior to the Closing Date, and except for consents, approvals, authorizations and actions, which, if not obtained or taken, would not affect the validity of the sale of the Assets or result in any material liability to Buyer, no consent approval, authorization or action by any governmental authority or any person having legal rights against or jurisdiction over Seller is required in connection with the execution and delivery by Seller and Shareholder of this Agreement or the consummation by Seller and Shareholder of the transactions contemplated herein.

        (e) ASSETS. Seller has good marketable title to the Assets and owns, or will own at Closing, the Assets free and clear of any and all mortgages, liens, pledges or encumbrances. The Assets are substantially all of the assets required for the operation of Seller's business at the Business as presently conducted by Seller. Since September 30, 2000, Assets have not been disposed of other than sales or use in the ordinary course of business and they have not been materially damaged or rendered inoperable for their intended purposes.

        (f) FINANCIAL STATEMENTS. Except as set forth on EXHIBIT 6.1(F) attached to this Agreement, the Financial Statements delivered by Seller to Buyer were, and will be, prepared from the books and records of Seller, are and will be complete and correct in all material respects, have been, and will have been, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, and fairly present the financial condition and results of operations of Seller with respect to the Business at the dates and for the periods indicated thereon.

        (g) TANGIBLE PERSONAL PROPERTY AND INVENTORY. EXHIBIT 6.1(G) attached to this Agreement contains a list of certain Tangible Personal Property. All Inventory as of the Closing Date will be of good and merchantable quality and will consist substantially of a quality, quantity and condition usable or saleable in the ordinary course of business. Seller, as of Closing, will not be under any liability or obligation with respect to the return of Inventory in the possession of wholesalers, retailers or others.


ASSET PURCHASE AGREEMENT - PAGE 8

        (h) ACCOUNTS RECEIVABLE. EXHIBIT 6.1(H) attached to this Agreement is a true, correct and complete listing of the Accounts Receivable as of Closing, segregated by accounts and amounts which are less than 30 days from the date of the invoice, 30 - 60 days from the date of the invoice, 60 - 90 days from the date of the invoice and over 90 days from the date of the invoice.

        (i) INTELLECTUAL PROPERTY. Except as set forth in EXHIBIT 6.1(I) attached to this Agreement, Seller owns all patents, copyrights, trademarks, trade names, service marks, processes, designs, computer software, inventions, trade secrets, know-how, technology and the like (all the foregoing being referred to herein as the "Intellectual Property") substantially necessary to carry on the Business. EXHIBIT 6.1(I) attached to this Agreement contains a brief description of all such Intellectual Property and its current status with respect to registration. Seller has received no notice that it has infringed or is infringing, and to Seller's knowledge, Seller is not engaged and is not engaging in the unauthorized use or misappropriation of any intellectual property owned by or belonging to any third party. There are no actual or to Seller's knowledge, threatened claims against Seller related thereto. To the knowledge of Seller, no third-party has infringed and is infringing or has engaged or is engaging in the unauthorized use or misappropriation of any of such Intellectual Property owned by or belonging to Seller.

        (k) OTHER AGREEMENTS. Except for open purchase orders of the kind to be disclosed to Buyer pursuant to Section 3.6 herein, EXHIBIT 6.1(K) attached to this Agreement contains a true and accurate list of all of the Other Agreements and Seller has provided to Buyer true, correct and complete copies of all such Other Agreements. The parties acknowledge that EXHIBIT 6.1(K) attached to this Agreement may be incomplete as of the execution of this Agreement due to constraints on Seller's ability to discover minor agreements and contracts. Seller may amend EXHIBIT 6.1(K) attached to this Agreement prior to Closing to include other matters arising in the ordinary course of the Business, subject to Buyer's right to approve or reject any additional Other Agreement. All Other Agreements have been entered into in the ordinary course of business of Seller and are incidental and reasonable related to the ownership and/or operation of the Assets. To the knowledge of Seller, the parties to the Other Agreements (including Seller) have performed all of their respective obligations under the Other Agreements in all material respects. Seller has no knowledge of any default under any Other Agreement or of any fact or circumstance which, with the giving of notice or the running of time, or both, might constitute such a default.

        (l) LITIGATION. There is no legal, administrative or other suit, action, proceeding or arbitration, or governmental investigation pending or, to the knowledge of Seller, threatened, against Seller with respect to the Assets or any portion thereof.

        (m) VIOLATIONS OF LAW. Seller has no knowledge of any violation of any zoning, building, fire or health code or any other statute, ordinance, rule or regulation applicable to all or any part of the Assets (including environmental laws). Seller has no knowledge of any such claim or assertion by a governmental authority.

        (n) TAXES. Seller has filed or will file all returns with respect to, and has paid or will pay, all federal, state and local, income, payroll, withholding, excise, sales, use, personal


ASSET PURCHASE AGREEMENT - PAGE 9
property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other returns or taxes required to be filed or paid by Seller, the failure to file or nonpayment of which could result in the imposition or retention of a lien on any of the Assets. Nothing in this Section 6.1(o) shall oblige Seller to pay any taxes attributable to the Assets for the period after Closing.

        (o) EMPLOYEES; COLLECTIVE BARGAINING. Seller is not a party to or bound by, and such employees do not have the benefit of, any employment contracts or collective bargaining agreement for work to be performed at the Business, and all such employees are employees at will. There has not occurred or, to the best of Seller's knowledge, been overtly threatened, any material strike, slowdown, picketing, work stoppage, or other similar labor activity with respect to any employees employed in the operation of the Business.

        (p) OSHA. Seller has received no OSHA or similar state law notice of violations with respect to the Business.

        (q) DISCLOSURE. This Agreement and all other instruments, documents, certificates and statements furnished to Buyer by Seller, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     6.2      REPRESENTATION AND WARRANTIES OF BUYER.

Buyer warrants, represents and covenants to and with Seller that:

        (a) ORGANIZATION AND STANDING. Buyer is a duly organized corporation, validly existing and in active status under the laws of the State of Oregon, and has the requisite corporate power and authority to own, lease, use and/or operate its properties and to carry on its business as heretofore and presently conducted.

        (b) AUTHORIZATION. This Agreement and all other agreements and instruments executed or to be executed in connection with or pursuant to this Agreement and the consummation of all of the transaction contemplated by this Agreement have been duly and validly authorized and approved on behalf of Buyer by all requisite corporate action, and Buyer has full power, authority and legal right to enter into this Agreement and to carry out all of its obligations under this Agreement.

        (c) VALIDITY. This Agreement and all other agreements and instruments executed or to be executed by Buyer in connection with or pursuant to this Agreement and the consummation of the transaction contemplated by this Agreement constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of Buyer, and are enforceable against Buyer in accordance with their respective terms, subject to bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

        (d) ABSENCE OF CONFLICT. Neither the execution and delivery of this Agreement by Buyer nor the performance by Buyer of any of its obligations under this


ASSET PURCHASE AGREEMENT - PAGE 10

Agreement,  nor  any action  taken  or to  be taken  by Buyer  pursuant to  this
Agreement: (i) conflicts with or will result in a breach or violation of any article, by-law, judgment, decree, order, law, injunction, statute, rule or regulation applicable to Buyer, or (ii) conflicts with, will constitute a default under, is in breach of, will result in the termination of, or will cause the acceleration of performance required by, the terms of any indenture, instrument, or agreement to which Buyer is a party or by which it is bound, the effect of which would be material and adverse to Buyer.

                        SECTION 7. CONDITIONS PRECEDENT.

     7.1      CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.

Unless all of the following conditions are satisfied at the Closing or have been waived by Buyer, Buyer shall not be obligated to purchase the Assets or to proceed to Closing:

        (a) Each of the representations and warranties of Seller contained in Section 6.1 shall be true and correct as of the Closing Date.

        (b) Seller shall make all of the deliveries required to be made by it pursuant to Section 5.2 herein, and Seller shall not otherwise be in default under this Agreement in any material respect.

        (c) Buyer shall have received the consents identified in EXHIBIT 7.1(C) attached to this Agreement and all third party consents reasonably required by Buyer.

        (d) Buyer and Shareholder shall have entered into the -Consulting Agreement in the form of EXHIBIT 7.1(D).

     7.2      CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.

Unless all of the following conditions are satisfied at the Closing or have been waived by Seller, Seller shall not be obligated to sell the Assets or to proceed to Closing:

        (a) Each of the representations and warranties of Buyer contained in Section 6.2 shall be true and correct as of the date of this Agreement and as of the Closing Date, as if each were again made at such time.

        (b) Buyer shall make all of the deliveries required to be made by it pursuant to Section 5.2 herein, and shall not otherwise be in default under this Agreement in any material respect.

     7.3      SATISFYING CONDITIONS PRECEDENT.

Seller and Buyer each agree to use all reasonable good faith efforts to cause each of the conditions precedent set forth in this Section 7 to be satisfied as soon as practicable.


ASSET PURCHASE AGREEMENT - PAGE 11

                   SECTION 8. REGULATORY AND OTHER APPROVALS.

     8.1      GOVERNMENTAL AND THIRD-PARTY APPROVALS.

If any regulatory, governmental or other third-party approvals are determined to be necessary in order to consummate the transactions provided for in this Agreement, Seller and Buyer shall promptly prepare and file with the appropriate persons or agencies all requests, applications, forms, reports, materials, data and other documents and information reasonably necessary to secure such approvals as soon as practicable.

     8.2      COOPERATION.

Seller and Buyer each agree to cooperate in the preparation and filing of all necessary documents and information pursuant to this Section 8 and to take all other actions reasonably necessary to secure all required approvals as soon as practicable.

               SECTION 9. EMPLOYEES, SALES REPS; NONCOMPETITION.

     9.1      NO ASSUMPTION OF EMPLOYEES OR BENEFIT PLANS.

Buyer shall not have any liability with respect to any employee or former employee of Seller or with respect to any employee benefit plan of Seller or any claim thereof or related thereto.

     9.2      SALES REPRESENTATIVES.

Attached hereto as EXHIBIT 9.2 is a true and complete copy of the current sales representatives of Seller together with a standard form of agreement.

     9.3      NONCOMPETITION.

Commencing with the Closing and continuing until December 31, 2004, Seller and Shareholder shall not, directly or indirectly, as an officer, director, partner, member, owner, employee, agent, independent contractor, sales representative, consultant, proprietor, stockholder or otherwise, engage in, participate in, represent or assist any person anywhere in the world in the branded consumer electronics/home audio Business. This covenant shall not apply to (1) any investment by Shareholder in the securities of a publicly traded entity; or (2) services Shareholder provides to independent OEMs though North Carolan Corp. or any other entity. Shareholder acknowledges that violation of any of his commitments in this Section will cause irreparable injury to Buyer. Payment of money alone would not cure the harm the violation would cause. If Shareholder breaches or threatens to breach any promises under this Agreement, Buyer has the right to secure injunctions and orders (including temporary restraining orders) to stop Shareholder from breaching this Section. Buyer is also entitled to any other rights or remedies it may have. These include, among others, the right to require Shareholder to account, and pay Buyer, for any benefit Shareholder received as a result of Shareholder's failure to abide by the covenants in this Section.


ASSET PURCHASE AGREEMENT - PAGE 12

                    SECTION 10. INDEMNIFICATION AND CLAIMS.

     10.1     INDEMNIFICATION BY SELLER.

Seller and Shareholder, jointly and severally, shall indemnify, defend and hold harmless Buyer and its shareholders, directors, officers, employees, successors, and assigns, from and against any and all claims, suits, liabilities, obligations, proceedings, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) (collectively "Claims") resulting from any breach of any warranty or representation of Seller or Shareholder or non-performance by Seller or Shareholder of any covenant or agreement made by it in this Agreement.

     10.2     INDEMNIFICATION BY BUYER.

Buyer shall indemnify, defend and hold harmless Seller and Shareholder, and Seller's directors, officers, employees, successors and assigns, from and against any and all Claims resulting from any breach of any warranty or representation of Buyer or non-performance by Buyer of any covenant or agreement of Buyer in this Agreement.

     10.3     LIMITATION ON INDEMNIFICATION.

The obligations of Seller, Shareholder and Buyer under Section 10.1 and 10.2 shall expire and be void on December 15, 2003 except with respect to Claims asserted in writing on or before that date. Shareholder's obligation under
Section 10.1 shall be limited in the aggregate to the amount of $1,000,000.

                        SECTION 11. MUTUAL COOPERATION.

     11.1     ACCESS TO BOOKS AND RECORDS.

After Closing, and except for Excluded Assets, Buyer shall be entitled to possession of all books, records, instruments and other documents and papers evidencing or included in the Assets. Books and records of Seller retained or transferred as aforesaid shall be open for inspection by each other party to this Agreement during regular business hours after the Closing Date and the party with the right of inspection, at its own expense, may make such copies of and excerpts from such books and records as it may deem desirable.

     11.2     COOPERATION IN HANDLING DISPUTES.

Subject to Section 10 herein, after Closing, Seller and Buyer, upon request of the other, each shall cooperate with the other in the prosecution or defense of any Claims, proceedings or disputes of any nature relating to the Business. The party requesting such cooperation shall reimburse the other party for any reasonable out-of-pocket expenses incurred by the other party in rendering its cooperation.


ASSET PURCHASE AGREEMENT - PAGE 13

                      SECTION 12. TERMINATION AND DEFAULT.

     12.1     RIGHT TO TERMINATE.

This Agreement may be terminated at any time prior to Closing by only the mutual written consent of Seller and Buyer, by Buyer on the Closing Date if a condition precedent set forth in Section 7.1 herein is not satisfied or waived by Buyer, by Seller on the Closing Date if a condition precedent set forth in Section 7.2 herein is not satisfied or waived.

     12.2     DEFAULT.

A party will be in "Default" under this Agreement if it fails to perform any of its obligations under this Agreement at or within the times specified in this Agreement, and fails to cure such failure within five business days after receipt of written notice from another party (but this five-day cure period shall not apply to the obligation to close as required by Section 5.1 herein), or if a representation and warranty of that party is not accurate when made and the inaccuracy is not corrected within five business days after receipt of written notice from another party. If either party is in Default, the other party, at its option and if it is not in Default, may (i) terminate this Agreement and pursue damages and any other remedy available to it at law or in equity; or (ii) without terminating this Agreement, seek specific performance, damages and any other remedy available to it at law or in equity.

                              SECTION 13. NOTICES.

Any notice or other communication required or permitted to be given under this Agreement shall be hand-delivered, delivered by overnight courier (such as Federal Express), transmitted by facsimile transmission or electronic mail or mailed by certified mail, return receipt requested, with all charges prepaid, addressed as follows:

           If to Buyer:
                Phoenix Gold International, Inc.
                9300 North Decatur
                Portland, Oregon  97203
                Attention:  Timothy G. Johnson, Executive Vice President
                Telephone:  503/978-3330
                Fascimile:  503/978-3337
                Email:  tjohnson@phoenixgold.com

           With a copy to:
                Jon W. Nickel, Esquire
                Tonkon Torp LLP
                888 S.W. Fifth Avenue, Suite 1600
                Portland, Oregon   97204
                Telephone:  503/802-2015
                Facsimile:  503/972-3715
                E-Mail:  jonn@tonkon.com


ASSET PURCHASE AGREEMENT - PAGE 14

           If to Seller:
                AudioSource, Inc.
                1327 North Carolan Avenue
                Burlingame, CA 94010
                Attention:  Norman J. Olson, President
                Telephone:  650/348-8114
                Facsimile:  650/348-8083

           With a copy to:
                Leonard B. Berger, Esq.
                Berger, Nadel & Vannelli
                650 California Street, 25th Floor
                San Francisco, CA 94108
                Telephone: 415/362-1940
                Facsimile: 415/362-5503

or such other addresses as the parties may from time to time designate in writing in the foregoing manner, and shall be effective upon actual receipt.

                           SECTION 14. MISCELLANEOUS.

     14.1     ENTIRE AGREEMENT.

This Agreement and its Forms and Exhibits embody all of the representations, warranties and agreements of the parties with respect to its subject matter. No other representations, warranties, covenants, undertakings or agreements exist between the parties with respect to the subject matter of this Agreement.

     14.2     SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective legal representatives, successors and assigns, but, except as hereinafter provided in this Section 14.2, no assignment of this Agreement may be made by either party without the prior written consent of the other party prior to Closing. Prior to the Closing Date, Buyer shall have the right to assign all of its right, title and interest, under this Agreement to an affiliate of Buyer; provided, however, that no such assignment shall relieve or release Buyer from its primary liability for any breach of this Agreement by Buyer or its assignee.

     14.3     FORMS AND EXHIBITS.

The Forms and Exhibits referenced in this Agreement are incorporated herein by reference and made a part hereof.

     14.4     BROKERS.

Seller  agrees  to  defend,  indemnify  and  hold  Buyer  harmless,   and  Buyer
agrees to defend, indemnify and hold Seller harmless, from and against any and all costs, liabilities, damages, litigation, costs and expenses, including without limitation, reasonable legal fees, which the other


ASSET PURCHASE AGREEMENT - PAGE 15
may sustain or incur as a result of any liability or alleged liability to any broker, finder or advisor which arises out of the acts of agreements of the indemnifying part or its officers, agents, employees or representatives.

     14.5     ANNOUNCEMENTS.

Except for disclosures or reports required by applicable laws or regulations or required in order to consummate the transactions contemplated by this Agreement, no public or private announcement of this Agreement or the transactions contemplated by this Agreement shall be made by Seller or Buyer prior to the Closing Date, unless first approved by the other party.

     14.6     RIGHTS AND REMEDIES.

No right or remedy conferred upon or reserved to any party by this Agreement shall exclude any other right or remedy, but each such right or remedy shall be cumulative and shall be in addition to every other right or remedy under this Agreement or available at law or in equity. Neither party shall be deemed to have waived any right or remedy unless such waiver is in writing, nor shall the waiver of any right or remedy be deemed or construed to be a waiver of any other right or remedy or as a waiver of the same right or remedy on a different occasion. Nothing in this Agreement is intended or shall be construed to confer upon or give any rights or remedies to any person, firm or corporation, other than the parties and their respective legal representatives, successors, and assigns.

     14.7     AMENDMENTS.

This Agreement may not be amended or terminated orally, but only an instrument in writing duly executed by Seller and Buyer.

     14.8     SURVIVAL.

The provisions of this Agreement shall survive the execution and delivery of this Agreement, the Closing, and the delivery of all documents and performance of all transactions contemplated by this Agreement, in accordance with their terms.

     14.9     INTERPRETATION AND CONSTRUCTION.

Time is of the essence of this Agreement. The captions in this Agreement are for convenience only and shall not be considered part of this Agreement. The use of the masculine, feminine or neuter gender in this Agreement in each case shall be deemed to include the other two genders for all purposes. If any provision of this Agreement is finally determined to be unlawful or invalid, that provision shall be deemed to be severed from this Agreement, but every other provision hereof shall remain in full force and effect.

     14.10    GOVERNING LAW.

This Agreement shall be governed by the internal laws of the State of California without regard to principles of choice of law, and the United States of America; provided, however, that, with respect to real estate matters, the law of the state in which the real estate is situated shall apply


ASSET PURCHASE AGREEMENT - PAGE 16
and, with respect to employee matters, the law of the state in which the employee performs services shall apply.

     14.11    LITIGATION COSTS.

In the event a suit, action or other legal proceeding shall be necessary to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover, in addition to such other relief as the court or other tribunal may award, its reasonable attorney fees and expenses for services rendered before trial or hearing, at trial or hearing, and in any appeals therefrom.

     14.12    RESOLUTION OF DISPUTES.

Any dispute or controversy between the parties arising out of this Agreement, or implementation of any covenant or promise contained herein, upon the demand of any party to such dispute, shall be submitted to binding arbitration in San Francisco, California, under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Each of the parties to such dispute shall bear its own costs in connection with such arbitration and shall bear one-half of the cost of the AAA and the arbitrator(s). In connection with any such arbitration: (a) the award of the arbitrator(s) shall be final and binding and not subject to appeal or challenge except as otherwise provided by law; and (b) the award may be entered by any court of competent jurisdiction.

     14.13    WAIVER OF BULK SALES.

The parties waive compliance with the California Bulk Sales statute. Seller shall indemnify and hold Buyer harmless with respect to any liability arising thereunder.

                        SECTION 15. TAX ADMINISTRATION.

Seller shall prepare and file all Tax Returns (hereinafter defined) with respect to the Assets due after the Closing Date for periods ending on or before the Closing Date. Buyer shall prepare and file all Tax Returns due after the Closing Date with respect to the Assets for all other periods. Buyer and Seller agree to share information and cooperate in facilitating each party's preparation, execution and filing of such Tax Returns with respect to the Assets.

Buyer shall provide Seller with such information, and make its current directors, employees and agents available to Seller, as Seller may reasonably request, in connection with the preparation of any such Tax Returns, any audits by the Internal Revenue Service or any other taxing authority or any judicial proceedings, that relate in whole or in part to the Assets for any period ending on or before the Closing Date.

As used in this Section 15, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local, or foreign taxing authority, including, but not limited to, income, excise, franchise, payroll, withholding, Social Security or other taxes, including any interest, penalties or additions attributable thereto.


ASSET PURCHASE AGREEMENT - PAGE 17

SELLER:                             BUYER:
AUDIOSOURCE, INC.                   PHOENIX GOLD INTERNATIONAL, INC.
a California corporation            an Oregon corporation


By:  /s/ Norman J. Olson            By:  /s/ Timothy G. Johnson
    ---------------------------         ---------------------------
     Norman J. Olson                     Timothy G. Johnson
     President                           Executive Vice President


SHAREHOLDER:

 /s/ Norman J. Olson
- -------------------------------------
 Norman J. Olson



















ASSET PURCHASE AGREEMENT - PAGE 18

                                  Exhibit List
                                  ------------


5.2 (a)     Bill of sale

5.2 (b)     Assignment and assumption agreement

5.2 (c) Seller's certified copy of resolution(s) adopted by the board of directors and shareholders of seller

5.2 (d) Buyer's certified copy of resolution(s) adopted by the board of directors of buyer

6.1 (f)     Reserved

6.1 (g)     List of tangible personal property

6.1 (h)     List of accounts receivable

6.1 (i)     List of intellectual property

6.1 (j)     Reserved

6.1 (k)     List of other agreements

7.1 (c)     Reserved

7.1 (d)     Consulting agreement with buyer

9.2 List of sales representatives of seller and standard form of sales representative agreement